Exhibit 8
SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS
Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Refer to Item 4: Information on Reed Elsevier for further background.
The following table shows the significant subsidiaries, associates, joint ventures and business units of Reed Elsevier Group plc and of Elsevier Reed Finance BV by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location

Reed Elsevier Group plc	United Kingdom

Holding companies

Reed Elsevier (UK) Limited (1)	United Kingdom

Reed Elsevier (Holdings) Limited (6)	United Kingdom

Reed Elsevier (Investments) plc	United Kingdom

Reed Elsevier Holdings B.V.	The Netherlands

Reed Elsevier Nederland B.V.	The Netherlands

Reed Elsevier Overseas B.V.	The Netherlands

Reed Elsevier US Holdings Inc	USA

Reed Elsevier Inc. (1)	USA

Reed Elsevier Capital Inc.	USA

Elsevier STM Inc. (1)	USA

Reed Elsevier Properties Inc.	USA

Science & Medical

Elsevier Limited	United Kingdom

Elsevier B.V.	The Netherlands

Elsevier Inc.	USA

Excerpta Medica, Inc	USA

Academic Press (2)	USA

Business	Geographical location

Elsevier Health Sciences (2)	USA

Mosby, Inc.	USA

MC Strategies Inc	USA

Elsevier Masson SAS	France

Elsevier Espana SL	Spain

Legal

LexisNexis Butterworths Tolley (3)	United Kingdom

LexisNexis (4)	USA

Matthew Bender and Company, Inc.	USA

Martindale-Hubbell (4)	USA

LexisNexis Risk and Information Analytics Group, Inc.	USA

ChoicePoint, Inc.	USA

Seisint, Inc	USA

LexisNexis SA	France

Butterworths Australia (5)	Australia

Dott. A. Giuffrè Editore Spa (40%)	Italy

Exhibitions

Reed Exhibitions Limited	United Kingdom

Reed Exhibitions (4)	USA

Reed Expositions France SAS	France

Reed Midem SA	France

Reed Exhibitions Brasil Ltda (90%)	Brazil

Reed Exhibitions Japan KK	Japan

Business	Geographical location

Business-to-business

Reed Business Information Limited	United Kingdom

Reed Business B.V.	The Netherlands

Reed Business Information US (4)	USA

Reed Construction Data Inc.	USA

Buyerzone.com Inc	USA

Reed Business Information SAS	France

Business	Geographical location

Elsevier Reed Finance B.V.	The Netherlands

Elsevier Swiss Holdings SA	Switzerland

Elsevier Finance SA	Switzerland

Elsevier Properties SA	Switzerland

Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions

(2)	Division of Elsevier Inc.

(3)	Division of Reed Elsevier (UK) Limited

(4)	Division of Reed Elsevier Inc.

(5)	Division of Reed International Books Australia Pty Ltd

(6)	Direct subsidiary undertaking of Reed Elsevier Group plc